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                                                                    EXHIBIT 99.5
                               OFFER TO EXCHANGE
                             EACH OUTSTANDING SHARE

                                       OF

                     C-CUBE MICROSYSTEMS INC. COMMON STOCK

                                      FOR

                                0.79 OF A SHARE

                                       OF

                      LSI LOGIC CORPORATION COMMON STOCK,
                         PURSUANT TO THE EXCHANGE OFFER
               DESCRIBED IN THE PROSPECTUS, DATED APRIL 13, 2001

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, ON
                  MAY 10, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                  April 13, 2001

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated April 13, 2001 (as may from time to time be amended, supplemented or finalized, the "PROSPECTUS"), and the related Letter of Transmittal, with respect to the offer by Clover Acquisition Corp. ("PURCHASER"), a wholly-owned subsidiary of LSI Logic Corporation ("LSI LOGIC"), to exchange 0.79 of a share of LSI Logic common stock, par value $0.01 per share, for each outstanding share of common stock of C-Cube Microsystems Inc., par value $0.001 per share ("C-CUBE COMMON STOCK"), upon the terms and subject to the conditions described in the Prospectus (the "OFFER"). The Offer is being made pursuant to a merger agreement, dated as of March 26, 2001, among LSI Logic, Purchaser and C-Cube Microsystems Inc. ("C-CUBE"). The merger agreement provides, among other things, that following completion of the Offer, Purchaser will be merged with C-Cube, with C-Cube surviving the merger as a wholly-owned subsidiary of LSI Logic.

     WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES OF C-CUBE COMMON STOCK HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES OF C-CUBE COMMON STOCK CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF C-CUBE COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the shares of C-Cube common stock held by us for your account, upon the terms and subject to the conditions described in the Offer.

     Your attention is invited to the following:

          1. The consideration per share of C-Cube Common Stock is 0.79 of a share of LSI Logic common stock.

          2. The Offer is being made for all outstanding shares of C-Cube Common Stock.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York Time, on May 10, 2001, unless the Offer is extended.
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          4. The Offer is subject to various conditions described in the
     Prospectus, which you should review in detail.

          5. The C-Cube board of directors unanimously: (a) approved the merger agreement, (b) determined that the Offer and the merger are fair to, and in the best interests of, C-Cube stockholders, and (c) recommends that C-Cube stockholders accept the Offer.

          6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the cash payable to such stockholder or other payee for fractional shares pursuant to the Offer.

          Except as disclosed in the Prospectus, neither LSI Logic nor Purchaser is aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES OF C-CUBE COMMON STOCK, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH ON THE REVERSE SIDE OF THIS LETTER. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES OF C-CUBE COMMON STOCK, ALL SUCH SHARES OF C-CUBE COMMON STOCK WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE OF THIS LETTER. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO EXCHANGE
                             EACH OUTSTANDING SHARE

                                       OF

                     C-CUBE MICROSYSTEMS INC. COMMON STOCK

                                      FOR

                                0.79 OF A SHARE

                                       OF

                       LSI LOGIC CORPORATION COMMON STOCK

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated April 13, 2001 (as may from to time be amended, supplemented or finalized, the "Prospectus") and the related Letter of Transmittal, with respect to the offer (the "Offer") by Clover Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of LSI Logic Corporation, to exchange 0.79 of a share of LSI Logic Corporation common stock, par value $0.01 per share, for each outstanding share of common stock, par value $0.001 per share, of C-Cube Microsystems Inc., a Delaware corporation ("C-Cube Common Stock").

     This will instruct you to tender the number of shares of C-Cube Common Stock indicated below (or if no number is indicated below, all shares of C-Cube Common Stock) held by you for the account of the undersigned, upon the terms and subject to the conditions described in the Offer.

Account Number:

Number of shares of C-Cube Common Stock to be Tendered: *__________ Shares

Dated: __________, 2001

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                                  SIGNATURE(S)

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                                 PRINT NAME(S)

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                                  ADDRESS(ES)

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                         AREA CODE AND TELEPHONE NUMBER

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                TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

     PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT
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* Unless otherwise indicated, it will be assumed that all shares of C-Cube
  Common Stock held by us for your account are to be tendered.

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